Exhibit 99.2

First Quarter 2022

Supplemental

Plymouth Industrial REIT, Inc.
Table of Contents

Introduction
Executive Summary	2
Management, Board of Directors, Investor Relations, and Equity Coverage	2
Portfolio Statistics	3
Acquisition Activity	3
Select Recent Acquisitions	4
Value Creation	5
Replacement Cost Analysis	5
Guidance	6
Financial Information
Same Store Net Operating Income (NOI)	7
Consolidated Statements of Operations	8
Consolidated NOI	9
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	9
Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)	9
Consolidated Balance Sheets	10
Capital Structure and Debt Summary	11
Capital Markets Activity	11
Net Asset Value Components	12
Operational & Portfolio Information
Leasing Activity	13
Lease Expiration Schedule	13
Leased Square Feet and Annualized Base Rent by Tenant Industry	14
Leased Square Feet and Annualized Base Rent by Type	15
Top 10 Tenants by Annualized Base Rent	16
Lease Segmentation by Size	16
Rentable Square Feet and Annualized Base Rent by Market	17
Total Acquisition Cost by Market	17
Appendix
Glossary	18

Forward-Looking Statements: This Supplemental Information contains forward-looking statements within the meaning of the U.S. federal securities laws. We make statements in this Supplemental Information that are forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Our forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. Additionally, unforeseen factors emerge from time to time, and we cannot predict which factors will arise or their ultimate impact on our business or the extent to which any such factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. One of these factors is the outbreak of the novel coronavirus (COVID-19), the impact of which is difficult to fully assess at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of efforts to contain the spread of the virus and its resulting direct and indirect impact on the U.S. economy and economic activity. Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks and factors. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Definitions and Reconciliations: For definitions of certain terms used throughout this Supplemental Information, including certain non-GAAP financial measures, refer to the Glossary on pages 18-19. For reconciliations of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures, refer to page 9.

Plymouth Industrial REIT, Inc.
Executive Summary

Company overview: Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a real estate investment trust focused on the acquisition, ownership, and management of single and multi-tenant industrial properties, including distribution centers, warehouses, light industrial and small bay industrial properties, located in primary and secondary markets within the main industrial, distribution and logistics corridors of the United States.

Management, Board of Directors, Investor Relations, and Equity Coverage

Corporate	Investor Relations	Transfer Agent

20 Custom House Street, 11th Floor	Tripp Sullivan	Continental Stock Transfer & Trust Company
Boston, Massachusetts 02110	SCR Partners	1 State Street, 30th Floor
617.340.3814	615.942.7077	New York, NY 10004
www.plymouthreit.com	IR@plymouthrei.com	212.509.4000

Executive Management

Jeffrey E. Witherell	Pendleton P. White, Jr.	Anthony J. Saladino	James M. Connolly
Chief Executive Officer	President and Chief	Executive Vice President	Executive Vice President
and Chairman	Investment Officer	and Chief Financial Officer	Asset Management

Anne A. Hayward
Senior Vice President
and General Counsel

Board of Directors

Martin Barber	Philip S. Cottone	Richard J. DeAgazio	David G. Gaw
Independent Director	Independent Director	Independent Director	Lead Independent Director

John W. Guinee	Caitlin Murphy	Pendleton P. White, Jr.	Jeffrey E. Witherell
Independent Director	Independent Director	President and Chief	Chief Executive Officer
		Investment Officer	and Chairman

Equity Research Coverage[1]

Baird	BMO Capital Markets	Colliers Securities	KeyBanc Capital Markets
Dave Rodgers	John Kim	Barry Oxford	Todd Thomas
216.737.7341	212.885.4115	203.961.6573	917.368.2375

Berenberg Capital Markets	B Riley Securities	JMP Securities	Truist Securities
Connor Siversky	Bryan Maher	Mitch Germain	Anthony Hau
646.949.9037	646.885.5423	212.906.3537	212.303.4176

Investor Conference Call and Webcast:
The Company will host a conference call and live audio webcast, both open for the general public to hear, on May 4, 2022 at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (844) 784-1727 (international callers: (412) 717-9587). A replay of the call will be available through May 11, 2022 by dialing (877) 344-7529 and entering the replay access code, 6068190.

1) The analysts listed provide research coverage on the Company. Any opinions, estimates or forecasts regarding the Company's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts by the Company or its management. The Company does not by reference above imply its endorsement of or concurrence with such information, conclusions or recommendations.

Plymouth Industrial REIT, Inc.
Portfolio Statistics

Unaudited ($ in thousands, except Cost/SF) as of 3/31/2022

Portfolio Snapshot		Portfolio Growth ($ in millions)

Number of Properties	151
Number of Buildings	201
Square Footage	33,107
Occupancy	97.0%
WA Lease Term Remaining (yrs.)	3.7
Total Annualized Base Rent (ABR)[1]	$132,845
Rental Rate Increase - Cash basis[2]	16.8%
Q1 Rent Collections	99.5%

Acquisition Activity

2022 Transaction Summary			Investment Highlights

Purchase Price[4]	$188,305	●	Since the Company's IPO in June 2017, the Company has acquired over $1.36 billion of wholly owned warehouse, distribution, light manufacturing, and small bay industrial properties totaling 29.2 million square feet
Cost Per Square Foot	$60.70
Replacement Cost/SF3	$91.65
Square Footage Acquired	3,503	●	The Company has 637,000 square feet of industrial projects currently under construction across three markets slated to deliver in 2022, with an additional 367,000 square feet under development scheduled to be completed in 2023
WA Occupancy at Acquisition	92.2%
WA Lease Term Remaining (yrs.)	2.8

Acquisitions

Location	Acquisition Date	# of Buildings	Purchase Price[4]	Square Footage	Projected Initial Yield[5]	Cost per Square Foot[6]
Atlanta, GA	1/20/2022	1	$ 9,750	150,000	6.0%	$ 65.00
Jacksonville, FL	2/7/2022	2	12,300	85,920	7.1%	143.16
Multiple	2/24/2022	3	43,250	678,745	5.0%	63.72
Memphis, TN7	3/11/2022	28	102,355	2,320,773	6.6%	44.10
Memphis, TN	3/11/2022	3	8,150	67,557	7.6%	120.64
Atlanta, GA	3/15/2022	1	12,500	200,000	5.3%	62.50
Total First Quarter 2022 Acquisitions		38	$ 188,305	3,502,995	6.2%	$ 60.70

Multiple	Full Year 2021	24	$ 370,977	6,380,302	6.7%	$ 63.15

Multiple	Full Year 2020	27	$ 243,568	5,473,596	7.8%	$ 46.99

Multiple	Full Year 2019	32	$ 220,115	5,776,928	8.4%	$ 42.21

Multiple	Full Year 2018	24	$ 164,575	2,903,699	8.2%	$ 70.54

Multiple	2017 (since IPO)	36	$ 173,325	5,195,563	8.4%	$ 33.81

Total Acquisitions Post-IPO		181	$ 1,360,865	29,233,083	7.5%	$ 53.69

QTD Q2 2022 Acquisitions

Location	Acquisition Date	# of Buildings	Purchase Price[4]	Square Footage	Projected Initial Yield[5]	Cost per Square Foot[6]
St. Louis, MO	4/6/2022	1	$ 8,450	76,485	6.3%	$ 110.48
Chicago, IL	4/14/2022	1	7,300	78,743	5.5%	$ 92.71
		2	$ 15,750	155,228	5.9%	$ 102.24

Portfolio statistics and acquisitions include wholly owned industrial properties only; excludes our property management office located in Columbus, Ohio.

1)	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2022, multiplied by 12. Excludes rent abatements.
2)	Based on approximately 1.3 million square feet of new and renewal leases greater than six months in term. Refer to Leasing Activity in this Supplemental Information for additional details.
3)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.
4)	Represents total direct consideration paid rather than GAAP cost basis.
5)	Weighted based on Purchase Price.
6)	Calculated as Purchase Price divided by square footage.
7)	Acquired the remaining 80% interest in our unconsolidated JV for $46,355 in cash and the assumption of a 7-year secured mortgage of $56,000.

Plymouth Industrial REIT, Inc.
Select Recent Acquisitions

During the first quarter of 2022,the Company has acquired thirty-eight (38) wholly-owned industrial buildings totaling 3.5 million square feet for a total consideration of $188.3 million in its key markets at a weighted average project initial yield of 6.2% and a weighted average price of approximately $61 per square foot

Unaudited ($ in thousands, except Cost/SF)

Ohio Industrial Portfolio

	Location	Dayton
	Acquisition Date	November-21
	# of Buildings	3
	Purchase Price[1]	$22,500
	Square Footage	396,800
	Occupancy	100.0%
	WA Lease Term Remaining	5.9 years
	Projected Initial Yield	6.7%
	Purchase Price/SF2	$56.70
	Replacement Cost/SF2	$87.18
	Multi-Tenant %	33%
	Single-Tenant %	67%

	Location Characteristics: Dayton spans across four counties in Ohio, includes more than 800,000 people and is strategically located in the heart of the Midwest within 600 miles of 67% of the United States. This industrial market has seen robust demand from users and developers alike for the past five years

	Market Insight: The region’s attractiveness is simple: strong location, strong labor force and strong transportation options (source: CBRE)

	Portfolio Fit: Brings Company's scale in the Ohio market to greater than 9.9 million square feet and complements the existing tenant / industry base with the addition of a leading manufacturer and healthcare companies to the roster

Indy Industrial Building

	Location	Indianapolis/Lafayette
	Acquisition Date	October-21
	# of Buildings	1
	Purchase Price[1]	$23,100
	Square Footage	294,730
	Occupancy	100.0%
	WA Lease Term Remaining	2.4 years
	Projected Initial Yield	6.9%
	Purchase Price/SF2	$78.38
	Replacement Cost/SF2	$112.25
	Multi-Tenant %	100%
	Single-Tenant %	0%

	Location Characteristics: Central Indiana is knows as the Crossroads of America. You can easily access major cross country interstates, passenger rail, freight railroads and other major highways and airports. The region is home to two international cargo airports, the third-largest rail hub and second-largest inland port in the U.S.

	Market Insight: Available supply continues to remain low with a 3.5% vacancy rate; Population and job growth has been 5% and 10%, respectively over the past 5 years (source: CBRE)

	Portfolio Fit: Brings Company's scale in the Indianapolis market to just over 4 million square feet and adds diversity with tenants in Logistics, HVAC and automotive industries

1)	Represents total direct consideration paid rather than GAAP cost basis.
2)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.

Plymouth Industrial REIT, Inc.
Value Creation

Unaudited ($ in thousands, except RSF)

Examples of Value Creation

Re-leasing / No downtime	New Industrial Development / Lease-up	New Industrial Development

Canton, OH	Portland, ME	Atlanta, GA
Executed a 255,000 SF 10-year lease with annual escalations of 2.5% at rental rate increase of 38% over prior rents	Acquired multi-tenant industrial building in November 2014 with ~ 8 acres of developable land	Acquired single-tenant industrial building in January 2020 with ~ 65 acres of developable land

New tenant moved in with no down-time and no tenant improvements, but for the conveyance of the prior tenant's racking system	Broke ground on new ~70,000 square foot industrial building during Q2 2021; completed shell in December 2021 with certificate of occupancy to occur Q1 2022	Broke ground on new ~240,000 SF building during Q2 2021 with an estimated shell completion in Q3 2022 at a cost of ~$12.7M, an add'l ~180,000 SF building is projected for Q1 2023 at a cost of $11.1M

Our regional property management office in OH facilitated the tenant negotiations and seamless occupancy of the building	Lease executed for 50% of the space, balance in negotiation with full occupancy anticipated to occur by end of Q3 2022	Flexible design planned for both buildings to allow for demising. There is strong prospective tenant interest for multi- and single-tenant occupancy

Plymouth is partnering with the Green Building Initiative to align our environmental objectives with the execution of all new development and portfolio enhancement activities[1]

Replacement Cost Analysis (as of 3/31/2022)

			Total Rentable
Market	Market Type[2]	# of Buildings	Square Feet (RSF)	Purchase Price[3]	Replacement Cost[4]
Atlanta	Primary	11	1,670,235	$ 85,181	$ 128,303
Chicago	Primary	40	6,852,144	282,726	738,077
Boston	Secondary	1	200,625	10,500	32,450
Cincinnati	Secondary	10	2,502,670	87,764	172,046
Cleveland	Secondary	17	3,681,390	176,250	321,015
Columbus	Secondary	15	3,757,614	157,624	293,943
Indianapolis	Secondary	17	4,085,169	149,251	356,430
Jacksonville	Secondary	26	2,052,074	147,950	207,038
Kansas City	Secondary	1	221,911	8,600	20,451
Memphis	Secondary	49	4,783,046	185,407	349,852
Philadelphia	Secondary	1	156,634	9,700	14,912
St. Louis	Secondary	13	3,143,204	205,337	314,530
Total		201	33,106,716	$ 1,506,290	$ 2,949,047

1)	The Company is a member organization of the Green Building Initiative (GBI), a nonprofit organization and American National Standards Institute (ANSI) Accredited Standards Developer dedicated to reducing climate impacts by improving the built environment. Founded in 2004, the organization is the global provider of the Green Globes and federal Guiding Principles Compliance certification and assessment programs.
2)	Primary markets means the following two metropolitan areas in the U.S., each generally consisting of more than 300 million square feet of industrial space: Chicago and Atlanta. Secondary markets means non-primary markets, each generally consisting of between 100 million and 300 million square feet of industrial space, including the following metropolitan areas in the U.S.: Boston, Cincinnati, Cleveland, Columbus, Indianapolis, Jacksonville, Kansas City, Memphis, Milwaukee, Philadelphia, South Florida, and St. Louis. Our definitions of primary and secondary markets may vary from the definitions of these terms used by investors, analysts, or other industrial REITs.
3)	Represents total direct consideration paid rather than GAAP cost basis.
4)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.

Plymouth Industrial REIT, Inc.
Guidance

Unaudited (in thousands, except per-share amounts)

	Full Year 2022 Range[1]
	Low	High

Core FFO attributable to common stockholders and unit holders per share	$ 1.80	$ 1.85

Same Store Portfolio NOI growth - cash basis[2]	3.50%	4.50%

Average Same Store Portfolio occupancy - full year	97.0%	98.3%

General and administrative expenses[3]	$ 16,650	$ 15,950

Interest expense, net[4]	$ 31,600	$ 31,000

Weighted average common shares and units outstanding[5]	39,544	39,544

Reconciliation of Net loss attributable to common stockholders and unit holders per share to Core FFO guidance:

	Full Year 2022 Range[1]
	Low	High
Net loss	$ (0.55)	$ (0.50)
Depreciation and amortization	2.47	2.47
Loss on extinguishment of debt	0.06	0.06
Change in fair value of warrant	(0.04)	(0.04)
Preferred stock dividends	(0.14)	(0.14)
	$ 1.80	$ 1.85

1)	Our 2022 guidance refers to the Company's in-place portfolio as of May 2, 2022 and includes another $74 million in acquisitions scheduled to close by the end of Q2 2022. There can be no assurance that we will complete such acquisitions within the forecasted timeframe. Our 2022 guidance does not include prospective acquisitions beyond the $74 million identified, dispositions, or capitalization activities that have not closed.
2)	The Same Store Portfolio consists of 121 buildings aggregating 21,961,888 rentable square feet. The Same Store projected performance reflects an annual NOI on a cash basis, excluding termination income.
3)	Includes non-cash stock compensation of $2 million for 2022.
4)	Interest expense, net, includes the $100 million, 1.591% interest rate swap agreement with JPMorgan Chase Bank, N.A. and the $200 million, 1.609% interest rate swap agreement with Capital One, N.A. at a total cost of 3.241% and 3.259%, respectively.
5)	The weighted average common shares and units outstanding includes 2,205,882 shares of the Company’s Preferred stock - Series B Convertible that was converted to common stock on a one-to-one basis. As of May 2, 2022, the Company has 40,609,640 common shares and units outstanding.

Plymouth Industrial REIT, Inc.
Same Store Net Operating Income (NOI)

Unaudited ($ and SF in thousands)

Same Store Portfolio Statistics

Square footage	21,962	Includes: wholly owned properties as of December 31, 2020; determined and set once per year for the following twelve months (refer to Glossary for Same Store definition)
Number of properties	99
Number of buildings	121
Percentage of total portfolio square footage	66.3%	Excludes: wholly owned properties classified as repositioning or lease-up during 2021 or 2022 (10 properties representing approximately 1,266,000 of rentable square feet)
Occupancy at period end	98.8%

Same Store NOI - GAAP Basis

	Three Months Ended March 31,
	2022	2021	$ Change	% Change

Rental revenue	$ 31,132	$ 29,470	$ 1,662	5.6%
Property expenses	10,812	10,159	653	6.4%
Same Store NOI - GAAP Basis	$ 20,320	$ 19,311	$ 1,009	5.2%

Same Store NOI excluding early termination income - GAAP Basis	$ 20,264	$ 19,238	$ 1,026	5.3%

Same Store NOI - Cash Basis

	Three Months Ended March 31,
	2022	2021	$ Change	% Change

Rental revenue	$ 30,032	$ 28,465	$ 1,567	5.5%
Property expenses	10,812	10,159	653	6.4%
Same Store NOI - Cash Basis	$ 19,220	$ 18,306	$ 914	5.0%

Same Store NOI excluding early termination income - Cash Basis	$ 19,164	$ 18,233	$ 931	5.1%

Plymouth Industrial REIT, Inc.
Consolidated Statements of Operations

Unaudited ($ thousands, except per-share amounts)

	For the Three Months Ended March 31,
	2022	2021

Revenues:
Rental revenue	$ 32,952	$ 24,554
Tenant recoveries	9,768	7,279
Management fee revenue and other income[1]	86	83
Total revenues	$ 42,806	$ 31,916

Operating expenses:
Property	14,075	11,426
Depreciation and amortization	22,691	15,777
General and administrative	3,552	3,009
Total operating expenses	$ 40,318	$ 30,212

Other income (expense):
Interest expense	(6,395)	(4,758)
Earnings (loss) in investment of unconsolidated joint venture[2]	(147)	(273)
Loss on extinguishment of debt	(2,176)	-
Gain on sale of real estate[3]	-	590
Unrealized (appreciation) depreciation of warrants[4]	1,760	(247)
Total other income (expense)	$ (6,958)	$ (4,688)

Net loss	$ (4,470)	$ (2,984)

Less: Loss attributable to non-controlling interest	(60)	(65)

Net loss attributable to Plymouth Industrial REIT, Inc.	$ (4,410)	$ (2,919)

Less: Preferred stock dividends	1,699	1,652
Less: Series B preferred stock accretion to redemption value	1,500	1,807
Less: Amount allocated to participating securities	67	57

Net loss attributable to common stockholders	$ (7,676)	$ (6,435)

Net loss basic and diluted per share attributable to common stockholders	$ (0.21)	$ (0.24)

Weighted-average common shares outstanding basic and diluted	36,228	27,205

1)	Represents management fee revenue earned from the unconsolidated joint venture and other miscellaneous income.
2)	Represents our share of earnings (losses) related to our investment in an unconsolidated joint venture.
3)	For the three months ended March 31, 2021, the Company sold one property totaling 98,340 square feet, recognizing a net gain of $590.
4)	Represents the change in the fair market value of our common stock warrants. On March 23, 2022, the common stock warrants were exercised in full and converted on a cashless basis, resulting in 139,940 shares of common stock.

Plymouth Industrial REIT, Inc.
Non-GAAP Measurements

Unaudited ($ in thousands)

Consolidated NOI

	Three Months Ended March 31,
	2022	2021

Net loss	$ (4,470)	$ (2,984)
General and administrative	3,552	3,009
Depreciation and amortization	22,691	15,777
Interest expense	6,395	4,758
Gain on sale of real estate	-	(590)
Unrealized appreciation (depreciation) of warrants[1]	(1,760)	247
Loss on extinguishment of debt	2,176	-
(Earnings) loss in investment of unconsolidated joint venture[2]	147	273
Management fee revenue and other Income[3]	(86)	(83)
Net Operating Income	$ 28,645	$ 20,407

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

Net loss	$ (4,470)	$ (2,984)
Depreciation and amortization	22,691	15,777
Interest expense	6,395	4,758
Unrealized appreciation (depreciation) of warrants[1]	(1,760)	247
Gain on sale of real estate	-	(590)
Loss on extinguishment of debt	2,176	-
EBITDAre	$ 25,032	$ 17,208
Stock compensation	442	418
Pro forma effect of acquisitions[4]	2,057	1,032
EBITDA adjustments attributable to unconsolidated joint venture[5]	-	486
Adjusted EBITDA	$ 27,531	$ 19,144

Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)

Net loss	$ (4,470)	$ (2,984)
Gain on sale of real estate	-	(590)
Depreciation and amortization	22,691	15,777
Depreciation and amortization from unconsolidated joint venture	268	393
FFO	$ 18,489	$ 12,596
Preferred stock dividends	(1,699)	(1,652)
Unrealized appreciation (depreciation) of warrants[1]	(1,760)	247
Loss on extinguishment of debt	2,176	-
Core FFO	$ 17,206	$ 11,191
Amortization of debt related costs	505	369
Non-cash interest expense	644	(43)
Stock compensation	442	418
Capitalized interest	(64)	-
Straight line rent	(822)	(614)
Above/below market lease rents	(1,546)	(494)
Recurring capital expenditures[6]	(1,673)	(1,860)
AFFO	$ 14,692	$ 8,967

Weighted-average common shares and units outstanding	36,985	28,051

Core FFO attributable to common stockholders and unit holders per share	$ 0.47	$ 0.40
AFFO attributable to common stockholders and unit holders per share	$ 0.40	$ 0.32

1)	Represents the change in the fair market value of our common stock warrants.
2)	Represents our share of (earnings) losses related to our investment in an unconsolidated joint venture.
3)	Represents management fee revenue earned from the unconsolidated joint venture and other miscellaneous income.
4)	Represents the estimated impact of wholly owned and joint venture acquisitions as if they had been acquired on the first day of each respective quarter in which the acquisitions occurred. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired properties as of the beginning of the respective periods.
5)	Represents depreciation and amortization, and interest expense from the Company's unconsolidated joint venture. The Company acquired the remaining 80% interest in our unconsolidated JV in March 2022.
6)	Excludes non-recurring capital expenditures of $8,289 and $1,234 for the three months ended March 31, 2022 and 2021, respectively.

Plymouth Industrial REIT, Inc.
Consolidated Balance Sheets

Unaudited ($ in thousands)

	March 31, 2022	December 31, 2021
ASSETS
Real estate properties:
Land	$ 218,978	$ 201,164
Building and improvements	1,223,673	1,052,843
Less accumulated depreciation	(156,585)	(142,192)
Total real estate properties, net	$ 1,286,066	$ 1,111,815

Cash, cash held in escrow and restricted cash	42,269	43,374
Deferred lease intangibles, net	84,978	75,864
Investment in unconsolidated joint venture[1]	-	5,833
Interest rate swaps[2]	10,068	-
Other assets	34,850	33,919
Total assets	$ 1,458,231	$ 1,270,805

LIABILITIES, PREFERRED STOCK AND EQUITY
Secured debt, net	$ 393,580	$ 352,075
Unsecured debt, net[3]	466,850	335,840
Accounts payable, accrued expenses and other liabilities	64,154	66,880
Deferred lease intangibles, net	10,927	10,273
Financing lease liability[4]	2,232	2,227

Total liabilities	$ 937,743	$ 767,295

Preferred stock - Series A	$ 48,473	$ 48,473
Preferred stock - Series B5	$ 95,937	$ 94,437

Equity:
Common stock	$ 370	$ 361
Additional paid in capital	542,523	532,666
Accumulated deficit	(181,668)	(177,258)
Accumulated other comprehensive income	9,933	-
Total stockholders' equity	371,158	355,769
Non-controlling interest	4,920	4,831
Total equity	$ 376,078	$ 360,600

Total liabilities, preferred stock and equity	$ 1,458,231	$ 1,270,805

1)	Represents a noncontrolling equity interest in a single joint venture we entered into during October 2020. Our investment in the joint venture is accounted for under the equity method of accounting. The Company acquired the remaining 80% interest in the joint venture in March 2022.
2)	Represents the fair value of the Company's interest rate swaps. A summary of the Company's interest rate swaps and accounting are detailed in Note 7 of our most recent Quarterly Report on Form 10-Q.
3)	Includes borrowings under line of credit and term loans. Refer to Debt Summary in this Supplemental Information for additional details.
4)	As of March 31, 2022, we have a single finance lease in which we are the sublessee for a ground lease with a remaining lease term of approximately 34 years. Refer to our 2022 Quarterly Report on Form 10-Q for expanded disclosure.
5)	Refer to Glossary in this Supplemental Information for relevant features of the Preferred stock - Series B.

Plymouth Industrial REIT, Inc.
Capital Structure and Debt Summary

Unaudited ($ in thousands) as of 3/31/2022

Debt Summary

Secured Debt:	Maturity Date	Interest Rate	Commitment	Principal Balance
AIG Loan	November-23	4.08%	$ 120,000	$ 113,807
Ohio National Life Mortgage[1]	August-24	4.14%	21,000	19,508
Allianz Loan	April-26	4.07%	63,115	63,115
Nationwide Loan	October-27	2.97%	15,000	15,000
Lincoln Life Gateway Mortgage[1]	January-28	3.43%	28,800	28,800
Minnesota Life Memphis Industrial Loan[1]	January-28	3.15%	56,000	56,000
Midland National Life Insurance Mortgage[1]	March-28	3.50%	10,820	10,820
Minnesota Life Loan	May-28	3.78%	21,500	20,346
Transamerica Loan	August-28	4.35%	78,000	68,387
Total / Weighted Average Secured Debt		3.88%	$ 414,235	$ 395,783

Unsecured Debt:
KeyBank Line of Credit	August-25	2.00%[2]	$ 200,000	$ 169,000
$100m KeyBank Term Loan	August-26	3.09%[3]	100,000	100,000
$200m KeyBank Term Loan	February-27	3.11%[3]	200,000	200,000
Total / Weighted Average Unsecured Debt		2.71%	$ 500,000	$ 469,000

	March 31,	December 31,	September 30,	June 30,
Net Debt:	2022	2021	2021	2021
Total Debt[4]	$ 864,783	$ 703,439	$ 600,012	$ 508,544
Less: Cash	42,269	43,374	78,943	29,314
Net Debt	$ 822,514	$ 660,065	$ 521,069	$ 479,230

Capitalization

	March 31,	December 31,	September 30,	June 30,
	2022	2021	2021	2021
Common Shares and Units Outstanding[5]	37,476	36,601	34,781	31,596
Closing Price (as of period end)	$ 27.10	$ 32.00	$ 22.75	$ 20.02
Market Value of Common Shares[6]	$ 1,015,600	$ 1,171,232	$ 791,268	$ 632,552
Preferred Stock - Series A (at liquidation preference)	50,589	50,589	50,589	50,589
Preferred Stock - Series B (at liquidation preference)	99,463	97,277	97,277	97,277
Total Market Capitalization[6,7]	$ 2,030,435	$ 2,022,537	$ 1,539,146	$ 1,288,962

Dividend / Share (annualized)	$ 0.88	$ 0.84	$ 0.84	$ 0.84
Dividend Yield (annualized)	3.2%	2.6%	3.7%	4.2%
Total Debt-to-Total Market Capitalization	42.6%	34.8%	39.0%	39.5%
Secured Debt as a % of Total Debt	45.8%	52.0%	58.3%	67.0%
Unsecured Debt as a % of Total Debt	54.2%	48.0%	41.7%	33.0%
Net Debt-to-Annualized Adjusted EBITDA (quarter annualized)	7.5x	6.6x	5.9x	6.2x
Net Debt plus Preferred-to-Annualized Adjusted EBITDA (quarter annualized)	8.8x	8.1x	7.5x	8.1x
Weighted Average Maturity of Total Debt (years)	4.2	4.5	4.7	4.3

Capital Markets Activity - YTD

Common Shares	Avg. Price	Offering	Period	Net Proceeds
614,800	$ 28.43	ATM	Q1 2022	$ 17,123
927,900	$ 26.85	ATM	Q2 2022	$ 24,549

Refer to Glossary in this Supplemental Information for definitions of non-GAAP financial measures, including Net debt and Net debt plus preferred-to-Adjusted EBITDA.

1)	Debt assumed at acquisition.
2)	The 1-month LIBOR rate as of March 31, 2022 was 0.452%. The spread over the applicable rate for the KeyBank unsecured line of credit is based on the Company’s total leverage ratio.
3)	The 1-month LIBOR rate for the $100m and $200m KeyBank Term Loans was swapped to a fixed rate of 1.591% and 1.609%, respectively.
4)	Total Debt is not adjusted for the amortization of debt issuance costs or fair market premiums or discounts.
5)	Common shares and units outstanding were 36,986 and 490 as of March 31, 2022, respectively, and 36,111 and 490 for the year ended December 31, 2021, respectively.
6)	Based on closing price as of last trading day of the quarter and common shares and units as of the period ended.
7)	Market value of shares and units plus total debt and preferred stock as of period end.

Plymouth Industrial REIT, Inc.
Net Asset Value Components

Unaudited ($ in thousands) as of 3/31/2022

Net Operating Income	2022 Acquisitions

	Three Months Ended March 31, 2022	Market	Acquisition Date	# of Buildings	Square Footage	Purchase Price	Projected Initial Yield
Pro Forma Net Operating Income (NOI)		Atlanta, GA	1/20/2022	1	150,000	$ 9,750	6.0%
Total Operating NOI	$ 28,645	Jacksonville, FL	2/7/2022	2	85,920	12,300	7.1%
Pro Forma Effect of New Lease Activity[1]	354	Multiple	2/24/2022	3	678,745	43,250	5.0%
Pro Forma Effect of Acquisitions[2]	2,057	Memphis, TN	3/11/2022	28	2,320,773	102,355	6.6%
Pro Forma Effect of Repositioning / Development[3]	1,932	Memphis, TN	3/11/2022	3	67,557	8,150	7.6%
Pro Forma NOI	$ 32,988	Atlanta, GA	3/15/2022	1	200,000	12,500	5.3%
				38	3,502,995	$ 188,305	6.2%
Amortization of above / below market lease intangibles, net	(1,546)
Straight-line rental revenue adjustment	(822)
Pro Forma Cash NOI	$ 30,620

Other Assets and Liabilities	Developable Land

Cash, cash held in escrow and restricted cash	$ 42,269		Owned	Developable	Under	Est. Investment /	Under
Other assets	$ 34,850	Market	Land (acres)[4]	GLA (SF)[4]	Construction (SF)[5]	Est. Completion	Development (SF)[5]
Accounts payable, accrued expenses and other liabilities	$ 63,211	Atlanta	74	617,000	417,000	$23.8M / Q322
		Chicago	11	220,000	-		-
Debt and Preferred Stock		Boston	8	70,000	70,000	$8.2M / lease-up	-
		Cincinnati	30	440,000	150,000	$12.9M / Q422	180,000
Secured Debt, net	$ 395,783	Jacksonville	15	187,000	-		187,000
Unsecured Debt, net	$ 469,000	Memphis	23	475,000	-		-
Preferred Stock - Series A6	$ 50,589	Saint Louis	31	300,000	-		-
Preferred Stock - Series B6	$ 99,463		192	2,309,000	637,000		367,000

Common shares and units outstanding[7]	37,476

We have made a number of assumptions with respect to the pro forma effects and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired properties and / or fully stabilized the repositioning / development properties as of the beginning of the period. Refer to Glossary in this Supplemental Information for a definition and discussion of non-GAAP financial measures.

1)	Represents the estimated incremental base rents from uncommented new leases as if rent commencement had occurred as of the beginning of the period.
2)	Represents the estimated impact of acquisitions as if they had been acquired at the beginning of the period.
3)	Represents the estimated impact of properties that are undergoing repositioning or lease-up as if the properties were fully stabilized and rents had commenced as of the beginning of the period.
4)	Developable land represents acreage currently owned by us and identified for potential development. The developable gross leasable area (GLA) is based on the developable land area and a land to building ratio. Developable land and GLA are estimated and can change periodically due to changes in site design, road and storm water requirements, parking requirements and other factors. We have made a number of assumptions in such estimates and there can be no assurance that we will develop land that we own.
5)	Under construction represents projects for which vertical construction has commenced. Under development represents projects in the pre-construction phase.
6)	Preferred Stock is calculated at its liquidation preference as of the end of the period.
7)	Common shares and units outstanding were 36,986 and 490 as of March 31, 2022.

Plymouth Industrial REIT, Inc.
Leasing Activity and Expirations

Unaudited as of 3/31/2022

Lease Renewals and New Leases[1]

Year	Type	Square Footage	Percent	Expiring Rent	New Rent	% Change	Tenant Improvements $/SF/YR	Lease Commissions $/SF/YR

2020	Renewals	1,881,346	71.1%	$ 3.75	$ 3.93	4.8%	$ 0.13	$ 0.08
	New Leases	764,314	28.9%	$ 4.31	$ 5.07	17.6%	$ 0.24	$ 0.19
	Total	2,645,660	100%	$ 3.92	$ 4.26	8.7%	$ 0.16	$ 0.11

2021	Renewals	2,487,589	49.3%	$ 4.25	$ 4.50	5.9%	$ 0.19	$ 0.10
	New Leases	2,557,312	50.7%	$ 3.76	$ 4.40	17.0%	$ 0.23	$ 0.22
	Total	5,044,901	100%	$ 4.00	$ 4.45	11.1%	$ 0.21	$ 0.16

Q1 2022	Renewals	955,416	73.0%	$ 4.36	$ 4.91	12.6%	$ 0.22	$ 0.17
	New Leases	353,869	27.0%	$ 3.87	$ 5.02	29.7%	$ 0.65	$ 0.22
	Total	1,309,285	100%	$ 4.23	$ 4.94	16.8%	$ 0.33	$ 0.18

Lease Expiration Schedule

Year	Square Footage	ABR[2]	% of ABR Expiring[3]
Available	989,600	$ -	-
2022	3,323,175	13,604,924	10.2%
2023	3,842,933	15,617,718	11.8%
2024	6,029,977	24,931,458	18.8%
2025	5,900,618	23,943,255	18.0%
2026	3,870,791	17,256,039	13.0%
Thereafter	9,149,622	37,492,027	28.2%
Total	33,106,716	$ 132,845,421	100%

1)	Lease renewals and new lease activity excludes leases with terms less than six months.
2)	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2022, multiplied by 12. Excludes rent abatements.
3)	Calculated as annualized base rent set forth in this table divided by total annualized base rent as of March 31, 2022.

Plymouth Industrial REIT, Inc.
Leased Square Feet and Annualized Base Rent by Tenant Industry

Unaudited as of 3/31/2022

Industry	Total Leased Square Feet	# of Tenants	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Logistics & Transportation	9,322,098	90	29.1%	$ 36,000,476	27.1%	$ 3.86
Automotive	2,186,150	26	6.8%	8,762,299	6.6%	4.01
Printing & Paper	1,881,992	17	5.9%	7,019,957	5.3%	3.73
Home & Garden	1,830,860	19	5.7%	5,934,800	4.5%	3.24
Wholesale/Retail	1,822,191	34	5.7%	7,409,596	5.6%	4.07
Construction	1,636,161	37	5.1%	6,764,208	5.1%	4.13
Food & Beverage	1,522,105	24	4.7%	7,065,286	5.3%	4.64
Cardboard and Packaging	1,417,539	17	4.4%	5,328,981	4.0%	3.76
Light Manufacturing	1,234,493	12	3.8%	4,348,583	3.3%	3.52
Healthcare	1,043,167	37	3.2%	5,376,990	4.0%	5.15
Other Industries*	8,220,360	196	25.6%	38,834,245	29.2%	4.72
Total	32,117,116	509	100.0%	$ 132,845,421	100.0%	$ 4.14

*Other Industries	Total Leased Square Feet	# of Tenants	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Storage	932,210	12	2.9%	$ 3,792,238	2.9%	$ 4.07
Education	926,896	8	2.9%	4,363,701	3.3%	4.71
Plastics	918,441	13	2.9%	4,153,760	3.1%	4.52
Industrial Equipment Components	764,630	19	2.4%	2,953,467	2.2%	3.86
Metal Fabrication/Finishing	616,426	11	1.9%	2,784,288	2.1%	4.52
Chemical	585,682	10	1.8%	2,233,031	1.7%	3.81
Technology & Electronics	493,385	17	1.5%	2,692,741	2.0%	5.46
Aero Space	474,805	4	1.5%	1,492,957	1.1%	3.14
Appliances	430,915	4	1.3%	1,824,504	1.4%	4.23
Business Services	419,719	25	1.3%	3,198,320	2.4%	7.62
Plumbing Equipment/Services	385,512	6	1.2%	1,414,629	1.1%	3.67
Other[2]	1,271,739	67	4.0%	7,930,609	5.9%	6.24
Total	8,220,360	196	25.6%	$ 38,834,245	29.2%	$ 4.72

1)	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2022, multiplied by 12. Excludes rent abatements.
2)	Includes tenant industries for which the total leased square feet aggregates to less than 300,000 square feet.

Plymouth Industrial REIT, Inc.
Leased Square Feet and Annualized Base Rent by Type

Unaudited as of 3/31/2022

Leased Square Feet and Annualized Base Rent by Lease Type

Lease Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Triple Net	24,774,369	380	77.1%	$ 100,506,764	75.6%	$ 4.06
Modified Net	3,489,026	51	10.9%	15,397,983	11.6%	4.41
Gross	3,853,721	78	12.0%	16,940,674	12.8%	4.40
Total	32,117,116	509	100.0%	$ 132,845,421	100.0%	$ 4.14

Leased Square Feet and Annualized Base Rent by Tenant Type

Tenant Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Multi-Tenant	17,213,414	418	53.6%	$ 77,787,311	58.6%	$ 4.52
Single-Tenant	14,903,702	91	46.4%	55,058,110	41.4%	3.69
Total	32,117,116	509	100.0%	$ 132,845,421	100.0%	$ 4.14

Leased Square Feet and Annualized Base Rent by Building Type

Building Type	Total Leased Square Feet	# of Buildings	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Warehouse/Distribution	20,557,795	114	64.0%	$ 76,287,076	57.4%	$ 3.71
Warehouse/Light Manufacturing	8,378,140	37	26.1%	34,012,459	25.6%	4.06
Small Bay Industrial[2]	3,181,181	50	9.9%	22,545,886	17.0%	7.09
Total	32,117,116	201	100.0%	$ 132,845,421	100.0%	$ 4.14

1)	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2022, multiplied by 12. Excludes rent abatements.
2)	Small bay industrial is inclusive of flex space totaling 498,143 leased square feet and annualized base rent of $5,675,839. Small bay industrial is multipurpose space; flex space includes office space that accounts for greater than 50% of the total rentable area.

Plymouth Industrial REIT, Inc.
Top 10 Tenants by Annualized Base Rent

Unaudited as of 3/31/2022

Tenant	Market	Industry	# of Leases	Total Leased Square Feet	Expiration	ABR Per Square Foot	ABR[1]	% Total ABR
FedEx Supply Chain, Inc.	St. Louis	Logistics & Transportation	1	769,500	7/31/2024	$ 4.40	$ 3,385,800	2.5%
Houghton Mifflin Harcourt Company	Chicago	Education	1	513,512	3/31/2026	4.42	2,269,723	1.7%
Geodis Logistics, LLC	St. Louis	Logistics & Transportation	1	624,159	8/31/2022	3.63	2,265,697	1.7%
ODW Logistics, Inc.	Columbus	Logistics & Transportation	1	772,450	6/30/2025	2.86	2,211,524	1.7%
Archway Marketing Holdings, Inc.	Chicago	Logistics & Transportation	3	503,000	3/31/2026	4.30	2,164,500	1.6%
Schenker, Inc.	St. Louis	Logistics & Transportation	1	521,171	9/30/2022	3.95	2,058,625	1.5%
Balta US, Inc.	Jacksonville	Home & Garden	2	629,084	12/31/2028	3.05	1,917,607	1.4%
Communications Test Design, Inc.	Memphis	Logistics & Transportation	2	566,281	12/31/2024	3.28	1,855,850	1.4%
ASW Supply Chain Services, LLC	Cleveland	Logistics & Transportation	4	532,437	11/30/2027	3.40	1,810,285	1.4%
Pactiv Corporation	Chicago	Food & Beverage	3	439,631	8/31/2023	3.95	1,737,484	1.3%
Total Largest Tenants by Annualized Rent			19	5,871,225		$ 3.69	$ 21,677,095	16.2%
All Other Tenants			490	26,245,891		$ 4.24	$ 111,168,326	83.8%
Total Company Portfolio			509	32,117,116		$ 4.14	$ 132,845,421	100.0%

Lease Segmentation by Size

Square Feet	# of Leases	Total Leased Square Feet	Total Rentable Square Feet	Total Leased %	Total Leased % Excluding Repositioning[2]	ABR[1]	In-Place + Uncommenced ABR[3]	% of Total In-Place + Uncommenced ABR	In-Place + Uncommenced ABR Per SF4
< 4,999	70	170,777	229,522	74.4%	76.4%	$ 1,760,777	$ 1,760,777	1.3%	$ 10.31
5,000 - 9,999	75	534,887	614,131	87.1%	87.8%	4,270,411	4,270,411	3.2%	7.98
10,000 - 24,999	111	1,894,707	2,028,565	93.4%	93.9%	12,431,910	12,720,994	9.5%	6.53
25,000 - 49,999	91	3,173,473	3,365,630	94.3%	95.3%	16,690,605	16,806,241	12.6%	5.25
50,000 - 99,999	71	4,911,333	5,130,377	95.7%	96.8%	21,117,532	21,398,332	16.0%	4.30
100,000 - 249,999	61	9,796,559	9,796,559	100.0%	100.0%	37,325,392	37,325,392	28.0%	3.81
> 250,000	30	11,635,380	11,941,932	97.4%	100.0%	39,248,794	39,248,795	29.4%	3.37
Total / Weighted Average	509	32,117,116	33,106,716	97.0%	98.2%	$ 132,845,421	$ 133,530,942	100.0%	$ 4.14

1)	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2022, multiplied by 12. Excludes rent abatements.
2)	Total Leased % Excluding Repositioning excludes vacant square footage being refurbished or repositioned.
3)	In-Place + Uncommenced ABR calculated as in-place current annualized base rent as of March 31, 2022 plus annualized base rent for leases signed but not commenced as of March 31, 2022.
4)	In-Place + Uncommenced ABR per SF is calculated as in-place current rent annualized base rent as of March 31, 2022 plus annualized base rent for leases signed but not commenced as of March 31, 2022, divided by leased square feet plus uncommenced leased square feet.

Plymouth Industrial REIT, Inc.
Rentable Square Feet and Annualized Base Rent by Market

Unaudited ($ in thousands) as of 3/31/2022

Primary Markets[1]
				Total Rentable	% Rentable
	# of Properties	# of Buildings	Occupancy	Square Feet	Square Feet	ABR[2]	% ABR
Atlanta	10	11	98.8%	1,670,235	5.0%	$ 6,660	5.0%
Chicago	39	40	95.5%	6,852,144	20.7%	28,315	21.3%

Secondary Markets[1]
				Total Rentable	% Rentable
	# of Properties	# of Buildings	Occupancy	Square Feet	Square Feet	ABR[2]	% ABR
Boston	1	1	100.0%	200,625	0.6%	$ 1,385	1.0%
Cincinnati	9	10	97.6%	2,502,670	7.6%	9,120	6.9%
Cleveland	14	17	98.6%	3,681,390	11.1%	15,545	11.7%
Columbus	15	15	99.4%	3,757,614	11.4%	12,826	9.7%
Indianapolis	17	17	98.3%	4,085,169	12.3%	15,223	11.5%
Jacksonville	8	26	97.3%	2,052,074	6.2%	13,248	10.0%
Kansas City	1	1	100.0%	221,911	0.7%	705	0.5%
Memphis	25	49	91.8%	4,783,046	14.4%	15,576	11.7%
Philadelphia	1	1	99.8%	156,634	0.5%	957	0.7%
St. Louis	11	13	99.9%	3,143,204	9.5%	13,285	10.0%
Total	151	201	97.0%	33,106,716	100.0%	$ 132,845	100.0%

Total Acquisition Cost by Market

Market	State	# of Buildings	Total Acquisition Cost[3]	Gross Real Estate Assets[4]	% Gross Real Estate Assets
Atlanta	GA	11	$ 85,181	$ 78,180	5.5%
Chicago	IL, IN, WI	40	282,726	272,721	19.3%
Boston	MA, ME	1	10,500	9,298	0.7%
Cincinnati	OH, KY	10	87,764	86,464	6.1%
Cleveland	OH	17	176,250	165,538	11.7%
Columbus	OH	15	157,624	148,048	10.4%
Indianapolis	IN	17	149,251	138,253	9.7%
Jacksonville	FL, GA	26	147,950	134,990	9.5%
Kansas City	MO	1	8,600	8,330	0.6%
Memphis	TN	49	185,407	174,693	12.3%
Philadelphia	PA, NJ	1	9,700	8,686	0.6%
St. Louis	MO	13	205,337	193,067	13.6%
Total		201	$ 1,506,290	$ 1,418,268	100.0%

1)	Primary markets means the following two metropolitan areas in the U.S., each generally consisting of more than 300 million square feet of industrial space: Chicago and Atlanta. Secondary markets means non-primary markets, each generally consisting of between 100 million and 300 million square feet of industrial space, including the following metropolitan areas in the U.S.: Boston, Cincinnati, Cleveland, Columbus, Indianapolis, Jacksonville, Kansas City, Memphis, Milwaukee, Philadelphia, South Florida, and St. Louis. Our definitions of primary and secondary markets may vary from the definitions of these terms used by investors, analysts, or other industrial REITs.
2)	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2022, multiplied by 12. Excludes rent abatements.
3)	Represents total direct consideration paid prior to the allocations per U.S. GAAP.
4)	The gross book value of real estate assets as of March 31, 2022 excludes development projects of $17,404, $2,483 in leasehold improvements and assets related to corporate activities, our regional property management office in Columbus of $3,605, and the finance lease right-of-use asset of $891 related to the ground sublease at 2100 International Parkway. Gross book value of real estate assets excludes depreciation and the allocation of the acquisition cost related to intangible assets and liabilities required by U.S. GAAP.

Plymouth Industrial REIT, Inc.
Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Non-GAAP Financial Measures Definitions:

Net Operating Income (NOI): We consider net operating income, or NOI, to be an appropriate supplemental measure to net income in that it helps both investors and management understand the core operations of our properties. We define NOI as total revenue (including rental revenue and tenant reimbursements) less property-level operating expenses. NOI excludes depreciation and amortization, general and administrative expenses, impairments, gain/loss on sale of real estate, interest expense, and other non-operating items.

Cash Net Operating Income - (Cash NOI): We define Cash NOI as NOI excluding straight-line rent adjustments and amortization of above and below market leases.

EBITDAre and Adjusted EBITDA: We define earnings before interest, taxes, depreciation and amortization for real estate in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss), computed in accordance with GAAP, before interest expense, tax, depreciation and amortization, gains or losses on the sale of rental property, unrealized appreciation/(depreciation) of warrants, loss on impairments, and loss on extinguishment of debt. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock compensation, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses (iv) the proforma impacts of acquisition and dispositions and (v) non-cash impairments on real estate lease. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as supplemental measures of our operating performance as a real estate company as they are direct measures of the actual operating results of our industrial properties. EBITDAre and Adjusted EBITDA should not be used as measures of our liquidity and may not be comparable to how other REITs' calculate EBITDAre and Adjusted EBITDA.

Funds From Operations ("FFO"): Funds from operations, or FFO, is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. In December 2018, NAREIT issued a white paper restating the definition of FFO. The purpose of the restatement was not to change the fundamental definition of FFO, but to clarify existing NAREIT guidance. The restated definition of FFO is as follows: Net Income (calculated in accordance with GAAP), excluding: (i) Depreciation and amortization related to real estate, (ii) Gains and losses from the sale of certain real estate assets, (iii) Gain and losses from change in control, and (iv) Impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.

We define FFO consistent with the NAREIT definition. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. Other equity REITs may not calculate FFO as we do, and accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Core Funds from Operations (“Core FFO”): Core FFO represents FFO reduced by dividends paid (or declared) to holders of our preferred stock and excludes certain non-cash operating expenses such as impairment on real estate lease, unrealized appreciation/(depreciation) of warrants and loss on extinguishment of debt. As with FFO, our reported Core FFO may not be comparable to other REITs’ Core FFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Adjusted Funds from Operations attributable to common stockholders (“AFFO”): Adjusted funds from operations, or AFFO, is presented in addition to Core FFO. AFFO is defined as Core FFO, excluding certain non-cash operating revenues and expenses, acquisition and transaction related costs for transactions not completed, capitalized interest, and recurring capitalized expenditures. Recurring capitalized expenditures include expenditures required to maintain and re-tenant our properties, tenant improvements and leasing commissions. AFFO further adjusts Core FFO for certain other non-cash items, including the amortization or accretion of above or below market rents included in revenues, straight line rent adjustments, non-cash equity compensation and non-cash interest expense.

We believe AFFO provides a useful supplemental measure of our operating performance because it provides a consistent comparison of our operating performance across time periods that is comparable for each type of real estate investment and is consistent with management’s analysis of the operating performance of our properties. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance.

As with Core FFO, our reported AFFO may not be comparable to other REITs’ AFFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Net Debt and Preferred stock to Adjusted EBITDA: Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated and our pro rata share of unconsolidated joint venture debt less cash, cash equivalents, and restricted cash, plus preferred stock calculated at its liquidation preference as of the end of the period.

Plymouth Industrial REIT, Inc.
Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Other Definitions:

GAAP: U.S. generally accepted accounting principles.

Joint Venture Financial Information: We present components of balance sheet and operating results information related to our real estate joint venture, which are not presented, or intended to be presented, in accordance with GAAP. We present the proportionate share of certain financial line items by applying our noncontrolling economic interest ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented. In addition, we present components of balance sheet and portfolio information at 100% of the joint venture. We believe this information can help investors estimate the balance sheet and operating results information related to our unconsolidated joint venture. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are prepared in accordance with GAAP.

Lease Type: We define our triple net leases in that the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term. We define our modified net leases in that the landlord is responsible for some property related expenses during the lease term, but the cost of most of the expenses is passed through to the tenant. We define our gross leases in that the landlord is responsible for all aspects of and costs related to the property and its operation during the lease term.

Non-Recurring Capital Expenditures: Non-recurring capital expenditures include capital expenditures of long lived improvements required to upgrade/replace existing systems or items that previously did not exist. Non-recurring capital expenditures also include costs associated with repositioning a property, redevelopment/development and capital improvements known at the time of acquisition.

Occupancy: We define occupancy as the percentage of total leasable square footage as the earlier of lease term commencement or revenue recognition in accordance to GAAP as of the close of the reporting period.

Preferred Stock - Series B: On December 14, 2018, we completed the offering of 4,411,764 shares of the Company’s Series B Convertible Redeemable Preferred Stock at a purchase price of $17.00 per share for an aggregate consideration of $75,000 or $71,800, net of issuance costs. The relevant features of the Series B Preferred Stock ("Series B") are as follows ($ in thousands):

Year	Cash Pay Rate	Annual Cash Dividend	Liquidation Preference Per Share[1]	Conversion and Redemption Options[2]
4 - 2022	4.00%	$ 3,000	$ 22.54	- Commencing 1/1/2022, holders of the Series B have the right to convert at the liquidation preference;
- Commencing 1/1/2022, Plymouth can elect to convert up to 100% of Series B upon the 20-day VWAP per share of Plymouth's common stock being greater than $26.35;
				- Neither option expires
5 - 2023	6.50%	$ 4,875	$ 24.02	Commencing 1/1/2023, Plymouth can redeem up to 50% of the Series B at the liquidation preference
6 - 2024[3]	12.00%	$ 9,000	$ 25.84	- Commencing 1/1/2024, Plymouth can redeem up to 100% of the Series B at the liquidation preference;
				- Commencing 12/31/2024, any outstanding shares of Series B will automatically convert into common stock, subject to the 19.99% threshold[4]

1)	Liquidation Preference is defined as the greater of (a) the amount necessary for the holder to achieve a 12% internal rate of return, taking into account cash dividends paid and (b) $21.89, plus accrued and unpaid dividends.
2)	Conversion and Redemption Options grant Plymouth the right to settle the conversion/redemption via: I) Physical Settlement with each share of Series B being converted to a number of common shares equal to the greater of (i) one share of common stock or (ii) the quotient of the liquidation preference divided by the 20-Day VWAP, subject to the 19.99% threshold, or II) Cash Settlement whereby we pay for each share of Series B being converted in cash in an amount equal to the greater of (i) the liquidation preference or (ii) the 20-Day VWAP, or III) Combination Settlement whereby Plymouth shall pay, or deliver, in respect to each share of Series B being converted, a settlement amount equal to either (i) cash equal to the Cash Settlement amount or (ii) number of shares of common stock equal to the Physical Settlement.
3)	Effective 1/1/2025, in the event the Series B Preferred Stock has not been settled, the holders obtain certain governance rights, including the option to elect an additional two members to Plymouth's Board of Directors.
4)	The 19.99% Threshold requires approval from the shareholders of Plymouth's common stock to approve the conversion of any Series B Preferred Stock into common shares that exceeds 19.99% of the outstanding common shares as of December 14, 2018.

Recurring Capital Expenditures: Recurring capitalized expenditures includes capital expenditures required to maintain and re-tenant our buildings, tenant improvements and leasing commissions.

Replacement Cost: is based on the Marshall & Swift valuation methodology for the determination of building costs. The Marshall & Swift building cost data and analysis is widely recognized within the U.S. legal system and has been written into in law in over 30 U.S. states and recognized in the U.S. Treasury Department Internal Revenue Service Publication. Replacement cost includes land reflected at the allocated cost in accordance with Financial Accounting Standards Board ("FASB") ASC 805.

Same Store Portfolio: The Same Store Portfolio is a subset of the consolidated portfolio and includes properties that are wholly owned by the Company as of December 31, 2020. The Same Store Portfolio is evaluated and defined on an annual basis based on the growth and size of the consolidated portfolio. The Same Store Portfolio excludes properties that were or will be classified as repositioning or lease-up during 2021 and 2022. For 2022, the Same Store Portfolio consists of 99 properties aggregating 21,962 million rentable square feet. Properties that are being repositioned generally are defined as those properties where a significant amount of space is held vacant in order to implement capital improvements that enhance the functionality, rental cash flows, and value of that property. We define a significant amount of space at a property using both the size of the space and its proportion to the properties total square footage as a determinate. Our computation of same store NOI may not be comparable to other REITs.

VWAP: The volume weighted average price of a trading security.

Weighted Average Lease Term Remaining: The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.